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                                                                 EXHIBIT 23.(ii)


                            CONSENT OF LEGAL COUNSEL

We hereby consent to the use in this Registration Statement on Form SB-2 filed October 12, 1999, of our Opinion on the due issuance of 1,994,548 Shares of the Common Stock of Pop N Go, Inc., previously issued, and registered by selling shareholders pursuant to said Form SB-2 Registration Statement. We also consent to the reference to our Firm under the caption "Experts".



THE LAW OFFICES OF
DAVIS & ASSOCIATES, INC.

Los Angeles, California
January 14, 2000